EXHIBIT 10.47



THE BANK OF CALIFORNIA


March 31, 1994

Mr. William McGaughey
Executive Vice President & Chief operating Officer
TRUCKEE RIVER BANK
Box BD
Truckee, CA  96160

Dear Bill,

The Bank of California, N.A. (the "Bank") is pleased to offer Truckee River Bank a Fed Funds Facility in the maximum principal amount of THREE MILLION DOLLARS ($3,000,000) which, at the Bank's sole discretion, may be available from time to time until March 31, 1996 (the "Facility").

This Facility reflects the Bank's general willingness to extend credit to you but does not involve any obligation on the part of the Bank to make funds available.

You have agreed to provide the Bank a copy of your quarterly FDIC Call Report after the end of each calendar quarter plus a copy of your audited year-end financial statement after the end of your financial reporting year.

This offer expires on April 21, 1995 unless a signed copy of this letter is returned to the Bank by then.

As in the past, we look forward to serving Truckee River Bank.

Sincerely,

THE BANK OF CALIFORNIA, N.A.


              /s/ Walter C. Warner
By:           Walter C. Warner
Title:        Vice President

Accepted and Agreed:

     /s/ William H. McGaughey

     SVP / Treasurer



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